EXHIBIT 99.1

YuMe Reports First Quarter 2017 Financial Results

Reports Record First Quarter Net Income of $1.2 Million and Adjusted EBITDA of $4.3 Million

Reports Quarterly Programmatic Revenue Growth of 90% Year over Year

Continues Evaluation of Strategic Alternatives

Redwood City, Calif. – May 9, 2017 – YuMe, Inc. (NYSE: YUME), a proven partner for video advertising leadership and innovation, today announced its financial results for the first quarter ended March 31, 2017.

“We are pleased to report strong first quarter results that demonstrate the underlying health of the business. We achieved positive Net Income and Adjusted EBITDA, an unprecedented achievement for YuMe in the seasonally slow first quarter. These results benefitted from strength in our programmatic business combined with our continued focus on operational efficiency,” said Paul Porrini, Chief Executive Officer, “We are executing well against our financial and strategic goals and are building momentum that we expect will continue throughout 2017.”

Financial highlights for first quarter 2017:

●	Revenue of $36.5 million, compared to $39.2 million in the first quarter of 2016 (Q1 2016);
o	Revenue from top 20 advertising customers of $20.3 million;
o	Mobile, tablet and connected television impressions accounted for 57% of revenue;
o	Programmatic revenue[1] was $9.4 million;
●	Gross margin of 52.3%, compared to 47.8% in Q1 2016;
●	Net income of $1.2 million, or $0.03 per diluted share, compared to net loss of $3.6 million, or $0.10 per diluted share, in Q1 2016;
●	Adjusted EBITDA[2] of $4.3 million, compared to adjusted EBITDA of $0.5 million in Q1 2016;
●	$68.5 million in cash, cash equivalents and marketable securities and no debt as of March 31, 2017.

Share Repurchase Plan

Since announcing the $10 million share repurchase program on February 18, 2016 through the expiration of the underlying trading plan in Q1 2017, the Company acquired approximately 2.3 million shares of its common stock for $8.2 million, at an average price per share of $3.64.

Strategic Alternatives Update

YuMe continues to work with Deutsche Bank as its financial advisor to assist in evaluating the Company’s value-enhancing initiatives. The Company will provide an update to this process when it determines that further disclosures are appropriate.

1 Programmatic revenue relates to programmatic buying through the automated purchase of digital advertising inventory through a combination of machine-based transactions, data and algorithms.

2 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income (loss), adjusted to exclude income taxes, interest expense, depreciation and amortization, stock-based compensation and non-recurring proxy contest, asset impairment and restructuring expenses. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Business Outlook

For the second quarter of 2017, the Company expects adjusted EBITDA in the range of $3.5 million to $6 million.

Conference Call and Webcast Information

Senior management will host a conference call at 5:00 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (866) 393-4306 or (734) 385-2616. A replay will be available through Tuesday, May 16 at (855) 859-2056 or (404) 537-3406. (Conference ID: 1616863). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of global audience technologies, curating relationships between brand advertisers and consumers of premium video content across a growing range of connected devices. Combining data-driven technologies with deep insight into audience behavior, YuMe offers brand advertisers end-to-end marketing software that establishes greater brand resonance with engaged consumers. It is the evolution of brand advertising for an ever-expanding video ecosystem. YuMe is headquartered in Redwood City, California, with worldwide offices. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook.

YuMe is a trademark of YuMe, Inc. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release, conference call and webcast of the same date contain forward-looking statements regarding future events and our future financial performance. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to our Business Outlook, statements about our growth strategy, the impact of restructuring and cost saving initiatives, potential merger and acquisition activity, the impact of management changes, our operating results, financial goals for 2017, market trends, and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include adaptation to new, changing and competitive technologies and trends in a dynamic market, changes to our management, competitive trends in a dynamic market, our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, risks associated with margin shifts in the industry and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in YuMe’s Annual Report on Form 10-K for the year ended December 31, 2016 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report in this press release and on our webcast adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income (loss), excluding income taxes, interest expense, depreciation and amortization, stock-based compensation and non-recurring proxy contest, asset impairment and restructuring expenses. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release and on our webcast because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the tables following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures.

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Investor Relations

Frank Barbieri

ir@yume.com

650-503-7912

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of March 31, 2017	As of December 31, 2016
Assets		(1)
Current assets:
Cash and cash equivalents	$31,132	$34,700
Marketable securities	29,836	25,751
Accounts receivable, net	43,806	51,171
Prepaid expenses and other current assets	3,578	3,591
Total current assets	108,352	115,213
Marketable securities, long-term	7,488	5,241
Property, equipment and software, net	13,521	11,726
Goodwill	3,902	3,902
Restricted cash, non-current	714	710
Deposits and other assets	645	587
Total assets	$134,622	$137,379

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,558	$10,775
Accrued digital media property owner costs	14,887	16,385
Accrued liabilities	10,575	12,192
Deferred revenue	302	132
Capital leases, current	1,384	8
Total current liabilities	34,706	39,492
Capital leases, non-current	11	13
Other long-term liabilities	667	631
Total liabilities	35,384	40,136

Stockholders’ equity:
Common stock	37	36
Treasury stock	(8,247)	(7,105)
Additional paid-in-capital	161,471	159,550
Accumulated deficit	(53,683)	(54,888)
Accumulated other comprehensive loss	(340)	(350)
Total stockholders’ equity	99,238	97,243
Total liabilities and stockholders’ equity	$134,622	$137,379

(1) The condensed consolidated balance sheet as of December 31, 2016 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenue	$36,454	$39,233
Cost of revenue(1)	17,401	20,481
Gross profit	19,053	18,752
Operating expenses:
Sales and marketing(1)	10,590	13,775
Research and development(1)	2,092	2,665
General and administrative(1)	5,332	5,861
Total operating expenses	18,014	22,301
Income (loss) from operations	1,039	(3,549)
Interest and other income, net
Interest expense	(2)	(3)
Other income, net	302	9
Total interest and other income, net	300	6
Income (loss) before income taxes	1,339	(3,543)
Income tax (expense) benefit	(134)	55
Net income (loss)	$1,205	$(3,598)

Net income (loss) per share:
Basic	$0.04	$(0.10)
Diluted	$0.03	$(0.10)
Weighted-average shares used to compute net income (loss) per share:
Basic	33,936	34,583
Diluted	34,683	34,583

(1)	Stock-based compensation included above (in thousands, unaudited):

	Three Months Ended March 31,
	2017	2016
Cost of revenue	$37	$45
Sales and marketing	502	719
Research and development	214	301
General and administrative	788	1,107
Total stock-based compensation	$1,541	$2,172

YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$1,205	$(3,598)
Adjustments:
Interest expense	2	3
Income tax expense	134	55
Depreciation and amortization expense	1,396	1,700
Stock-based compensation expense	1,541	2,172
Proxy contest expenses	—	157
Total Adjustments	3,073	4,087
Adjusted EBITDA	$4,278	$489

YuMe, Inc.

GAAP TO NON-GAAP RECONCILIATION OF SECOND QUARTER FISCAL 2017 BUSINESS OUTLOOK

(In thousands)

(Unaudited)

	Range for Three Months Ending June 30, 2017
	Low	High
Business outlook: GAAP net income	$1,000	$3,000
Estimated adjustments:
Interest expense	(2)	—
Income tax (benefit) expense	(1)	100
Depreciation and amortization expense	1,305	1,410
Stock-based compensation expense	1,200	1,500
Total estimated adjustments	2,502	3,010
Business outlook: Non-GAAP adjusted EBITDA	$3,502	$6,010